AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ENVIROMETRICS, INC.

Original Certificate of Incorporation filed with the Secretary of State on May 10, 1991, such Certificate having been amended by First Amendment to Certificate of Incorporation filed with the Secretary of State on January 28, 1992, and having been further amended by Second Amendment to Certificate of Incorporation filed with the Secretary of State on September 24, 1993. Such Certificate is being further amended and restated, inter alia, providing for the right of directors to issued preferred stock, providing for no preemptive rights to the stockholders and providing for no cumulative voting rights and other general provisions.

This Amended and Restated Certificate of Incorporation of Envirometrics, Inc. was duly adopted by the directors and shareholders of the corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, and restates, integrates and amends the provisions of the corporation' s Certificate of Incorporation as heretofore amended or supplemented. The adoption of this Restated Certificate of Incorporation does not result in any reduction in the aggregate amount of the corporation's capital. The undersigned officers of the Corporation hereby certify and set forth as follows:

     FIRST:   The  name  of  the   Corporation  is   Envirometrics,   Inc.  (the
     "Corporation").

     SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is One Rodney Square, 10th Floor, Tenth and King Streets, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent of the corporation in the State of Delaware at such address is RL&F Service Corp.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is TEN MILLION (10,000,000) shares consisting of common stock, $.001 par value per share ("Common Stock") and TWO MILLION FIVE HUNDRED THOUSAND (2,500,000) of preferred stock, $.0l per share ("Preferred Stock").

                                     PART A
                                  COMMON STOCK

     1. General.

          (a) Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment.

          (b) Except for and subject to those rights expressly granted to the holders of Preferred Stock, if any is issued, or except as may be provided by the Delaware General Corporation Law, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors out of assets lawfully available therefor, and
     (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after payment to the holders of Preferred Stock of the Corporation of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

          (c) In the event that the holder of any share of Common Stock shall receive any payment of any dividend on, liquidation of, or other amounts payable with respect to, any shares of Common Stock, which he is not then entitled to receive, he will forthwith deliver the same to the holders of shares of Preferred Stock, and if in existence, the holders of shares of Preferred Stock (as their respective interests may appear) , as the case may be, in the form received, and until it is so delivered, will hold the same in trust for such holders.

          (d) Each holder of shares of Common Stock shall be entitled to one vote for each share of such Common Stock held by him, and voting power with respect to all classes of securities of the Corporation shall be vested solely in the Common Stock, other than as specifically provided in the Corporation's Certificate of Incorporation, as it may be amended, with respect to the preferred stock, if and when issued. There shall be no cumulative voting rights accorded to any holder of shares of Common Stock.

          (e) No stockholder shall be entitled to a preemptive right to purchase or subscribe for any unissued stock of any class or any additional shares of any class to be issued by reason of any increase in the authorized capital stock of the Corporation.


                                     PART B
                                 PREFERRED STOCK

     Authority is hereby vested in the Board of Directors of the Corporation to provide for the issuance of Preferred Stock and in connection therewith to fix by resolution providing for the issue of such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law.

     FIFTH: The Corporation is to have perpetual existence

     SIXTH: The Corporation  expressly elects to be subject to the provisions of
     Section 203 of the Delaware General Corporation Law.

     SEVENTH: The board of directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

     EIGHTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

     NINTH: Special meetings of the stockholders of the Corporation may only be called by the board of directors of the Corporation or by the duly elected officers of the Corporation.

     TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
     Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case maybe, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

     ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute or by this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     TWELFTH: No director and/or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director and/or officer, except for liability (i) for any breach of such person's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a 'knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such person derived an improper personal benefit.

     THIRTEENTH: Except as may otherwise be specifically provided in this Amended and Restated Certificate of Incorporation, no provision of this Amended and Restated Certificate of Incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law upon the Corporation, upon its shareholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the General Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred under the General Corporation Law. The Corporation shall, to the fullest extent permitted by the laws of the State of Delaware, including, but not limited to Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section or otherwise under Delaware law from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section. The indemnification provisions contained in the Delaware General Corporation Law shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, resolution of shareholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

     FOURTEENTH: The number of directors constituting the Board of Directors shall be determined from time to time by the Board of Directors, but such number of directors shall not be less than three (3) nor more than nine
     (9), provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of either a majority of the directors then in office, though less than a quorum, or by the stockholders at the next annual meeting thereof or at a special meeting called for the purpose therefor. Stockholders may not apply to request that the Delaware Court of Chancery summarily order an election to be held to fill any vacancies in the Board of Directors whether or not, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors as constituted immediately prior to any such vacancy or increase. Each director so elected shall hold office until the next meeting of the stockholders in which the election of directors is in the regular order of business and until his successor shall have been elected and qualified.

     IN WITNESS WHEREOF, the undersigned hereunto sign their names and affirm that the statements made herein are true and correct under the penalties of perjury this day-of, April 1994.

                               R. William Metzger
                      Chairman and Chief Executive Officer


                  ATTEST:


                  Robert J. I Nagy,  Secretary